SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 12, 2002

OTTER TAIL CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	0-00368	41-0462685

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 South Cascade Street, P.O. Box 496, Fergus Falls, MN	56538-0496

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (866) 410-8780

Item 5. Other Events
Signature

Item 5.   Other Events

         Doug Kjellerup, President of Otter Tail Power Company, a division of Otter Tail Corporation, suffered a stroke on June 12, 2002, while in Washington, DC. He was initially hospitalized at Georgetown University Hospital in Washington, DC. He is being transferred to Fergus Falls, Minnesota, where he will undergo rehabilitation.

         John Erickson, President and Chief Executive Officer of Otter Tail Corporation, will assume Mr. Kjellerup’s duties, as necessary, in the interim. Mr. Erickson was previously the Chief Financial Officer for Otter Tail Corporation and has held several positions in Otter Tail Power Company over the past 22 years.

Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 20, 2002	OTTER TAIL CORPORATION

	By:	/s/ George A. Koeck

George A. Koeck Corporate Secretary and General Counsel